UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934



Date of Report (Date of earliest event reported)    June 13, 2005
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                             BPP Liquidating Trust
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             (Exact name of registrant as specified in its charter)


            Maryland                    1-9524               02-6148466
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 (State or other jurisdiction     (Commission File          (IRS Employer
     of incorporation)                  Number)           Identification No.)


                450 B Street, Suite 1900
                  San Diego, California                       92101
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        (Address of principal executive offices)           (Zip Code)


Registrant's telephone number, including area code    (619) 641-1141
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                                      N/A
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         (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)
|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)
|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the
    Exchange Act (17 CFR 240.14d-2(b))
|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events.

         In its Annual Report filed on Form 10-K for its fiscal year ended December 31, 2004 (the "2004 Annual Report"), the BPP Liquidating Trust (the "Trust") disclosed that the Trust is involved in certain ongoing litigation and other legal claims and proceedings and that the co-trustees of the Trust (the "Trustees") had determined that an extension of the term of the Trust beyond June 28, 2005 was reasonably necessary in order to resolve such ongoing litigation. Accordingly, the Trustees requested a no-action letter from the Division of Corporation Finance (the "Division") of the Securities and Exchange Commission (the "SEC") confirming that the Division will not recommend enforcement action to the SEC if the Trustees extend the term of the Trust for up to three years and continue not to register and file reports (except as specified in the original no-action letter) with respect to the units of beneficial interests (the "Units") in the Trust. Subsequently, the Trustees were informed that the staff of the Division had declined to review the request for a no-action letter and such request was thereafter withdrawn.

         In the absence of additional no-action assurances from the SEC with regard to an extension of the term of the Trust, as of June 28, 2005, the Trustees will be required under the terms of the Liquidating Trust Agreement by and among Burnham Pacific Properties, Inc. and the Trustees, dated as of June 28, 2002 (the "Liquidating Trust Agreement"), to distribute the remaining assets of the Trust to the record holders of the Units (the "Beneficiaries") as expeditiously as is consistent with the conservation and protection of the Trust assets. Accordingly, the Trustees will seek to resolve expeditiously the remaining litigation and legal claims and proceedings, consistent with the Trustees' obligations under the Liquidating Trust Agreement, and will make a final distribution to Beneficiaries as soon as reasonably practicable thereafter.

         On March 21, 2005, the Trust entered into a settlement for $30,000 with respect to the lawsuit brought against it by Sparks, Inc., which litigation was described in the 2004 Annual Report.

         Although there can be no assurances, the Trustees currently expect that all pending litigation matters will be finally resolved and that the Trustees will make a final distribution to the Beneficiaries no later than March 31, 2006. Until the date on which the Trust makes a final distribution in accordance with the terms of the Liquidating Trust Agreement, the Trustees will continue to distribute and file with the SEC annual and current reports in accordance with the terms of the original SEC no-action letter received by Burnham Pacific Properties, Inc. There can be no assurance that the Trust will not in the future become subject to the registration and reporting requirements of the Exchange Act. If the Trust is required to comply with the registration and reporting requirements of the Exchange Act, the expense of compliance could significantly reduce the amount of distributions available to be made in respect of the Units, if any.

SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: June 14, 2005
                                               BPP LIQUIDATING TRUST

                                               By:    /s/ Scott C. Verges
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                                               Name:  Scott C. Verges
                                               Title: Co-Trustee


                                               By:    /s/ Douglas P. Wilson
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                                               Name:  Douglas P. Wilson
                                               Title: Co-Trustee